Exhibit 10.7

               EXCESS BENEFIT RETIREMENT PLAN

                             OF

            THE READER'S DIGEST ASSOCIATION, INC.

           Amended and Restated as of July 1, 1994


                           Purpose

          Section 415 of the Internal Revenue Code of 1986,

as amended (the "Code"), imposes certain dollar limitations

on the annual retirement benefit payable to an individual on or after January 1, 1976, under qualified retirement plans

such as The Reader's Digest Association, Inc. Retirement

Plan (the "Retirement Plan").  Section 401(a)(17) of the

Code imposes a certain dollar limitations, as adjusted for

cost of living increases under Section 415(d) of the Code,

on the annual compensation of each individual taken into

account under the Retirement Plan.  The Reader's Digest

Association, Inc. (the "Company") has amended the Retirement

Plan to conform to the benefit limitations of the Code and

has further amended the Retirement Plan to conform to the

compensation limitations of the Code, and such amendments

(the "Limitation Amendments") will reduce the benefits that

certain employees and former employees (and their

beneficiaries) of the Company and any other Employer (as

such term is defined in the Retirement Plan) would otherwise be entitled to receive under the Retirement Plan.  The

Company has adopted this Plan so that all employees (and

their beneficiaries) of the Company and any other Employer

(as such term is defined in the Retirement Plan) shall

receive retirement benefits in the same amounts they would

have received under the Retirement Plan were it not for the

Limitation Amendments.

                   Section 1:  Definitions

          (a)  "Employee" means any person who at any time

before the termination of this Excess Benefit Retirement

Plan (the "Plan"), and on or after January 1, 1976, was an

employee of the Company or any other Employer which shall

have adopted this Plan and while so employed was a

participant in the Retirement Plan.

          (b)  "Beneficiary" means any person or entity

other than the Employee who is entitled to receive benefits

under the Retirement Plan based upon the Employee's

participation in the Retirement Plan.

          (c)  "Employee Benefits Committee" means the

committee appointed by the Board of Directors of the Company pursuant to the Retirement Plan.



                    Section 2:  Benefits

          (a)  The Company will pay or cause to be paid to

each Employee or his or her Beneficiary, as the case may be,

who is then entitled to receive payments under the

Retirement Plan, an amount which is equivalent to the

excess, if any, of (i) the amount such Employee or

Beneficiary would have been entitled to receive under the

Retirement Plan, taking into account all the provisions of

the Retirement Plan as are from time to time in effect and

applicable to the Employee or Beneficiary except the

Limitation Amendments, over (ii) the amount such Employee or

Beneficiary was entitled to receive under the Retirement

Plan, taking into account the Limitation Amendments.

          (b)  If an Employee or Beneficiary is entitled to

a benefit pursuant to Section 2(a) hereof, the Company shall in its sole discretion determine to pay to such Employee or

Beneficiary either (i) a single lump sum, actuarially

equivalent to the amount payable under Section 2(a) hereof,

based on such tables and interest rates as may be adopted

from time to time for the purpose of computing such

actuarial equivalencies under the Retirement Plan, or (ii) a series of payments in one of the forms of payment permitted

under Article 6 of the Retirement Plan, with the payments

under the selected form having an aggregate value

actuarially equivalent to such amount payable under Section

2(a) hereof.  The Company shall determine the times at which such payments shall be made.  In no event shall benefits

hereunder commence later than one year after the participant attained Normal Retirement Date or Postponed Retirement Date and is receiving benefits under the Retirement Plan.

Notwithstanding the foregoing, the Company may, in its sole

discretion, accelerate the remaining unpaid portion of such

payments into one or more payments having, in the aggregate,

an equivalent actuarial value, based on such tables and

interest rates as may be adopted from time to time for

purposes of computing such actuarial equivalencies under the

Retirement Plan.



                  Section 3:  Miscellaneous

          (a)  The Company shall only have a contractual

obligation to make payments to the Employee or Beneficiary

referred to herein when due, and the amounts of such

payments shall not be held in trust for the Employee or

Beneficiary.

          (b)  Nothing contained herein shall confer any

right of an Employee to be continued in the employ of the

Company or any other Employer or shall affect the right of

the Employee to participate in and receive benefits under

and in accordance with any pension, profit sharing,

incentive compensation or other benefit plan or program of

any Employer.

          (c)  This Plan shall be binding upon any successor

to substantially all the assets of the Company or an

Employer.  The Company may, however, at any time, amend or

terminate the Plan, retroactively or otherwise, if this is

considered necessary or desirable, including any amendment

to require that no additional benefit shall be provided with respect to any Employee or Beneficiary under the Plan or to

require that no benefit in excess of the benefit that would

be available hereunder if the participant terminated

employment on the date of amendment or termination of this

Plan shall be provided with respect to any Employee or

Beneficiary under the Plan.  Upon any such termination of

this Plan, the Company may in its sole discretion pay all

benefits that would be available hereunder if the

participant terminated employment on the date of termination of this Plan.  In no event, however, shall any amendment by

the Company deprive any Employee or Beneficiary of any

amount which is permitted to be payable hereunder under

applicable law and which would have been payable to such

person under the Plan prior to such amendment.

          (d)  No right or interest of an Employee or

Beneficiary under this Plan shall be subject to voluntary or involuntary alienation, assignment or transfer of any kind.

          (e)  The administration of this Plan shall be the

responsibility of the Employee Benefits Committee of the

Retirement Plan, or such other person or entity as the

Company shall designate.  Decisions of such administrator of the Plan shall be final and binding upon each Employer that

shall have adopted this Plan, Employees of such Employers

and the Beneficiaries of such Employees.

          (f)  The Company shall have the right to deduct

from any payment to be made pursuant to this Plan any

Federal, state or local taxes required by law to be

withheld.

          (g)  If any payment to be made under this Plan is

to be made on account of an Employee who was employed by an

Employer that shall have adopted this Plan, other than the

Company, the cost of such payment shall be borne in such

proportions as the Company and such Employer shall agree.

          (h)  This Plan shall be construed, regulated and

administered for all purposes according to the laws of the

State of New York and the United States.

          (i)  This Plan became effective as of January 1,

1976 and has been amended and restated as of July 1, 1989

and July 1, 1994.